EXHIBIT 10.2
                                                                    ------------


                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT ("Agreement") is made as of August 9, 2007, by and between GAF Materials Corporation (the "Company") and Matti Kiik (the "Employee").


                              W I T N E S S E T H:

         WHEREAS, Employee and the Company desire to enter into this Agreement, on the terms and conditions set forth below, to provide for the employment of Employee for the term herein specified; and

         WHEREAS, Employee has been employed by the Company since the consummation of its merger with ElkCorp; and

         WHEREAS, Employee was a key employee while employed by ElkCorp and Company, as the new employer, desires to retain Employee as a key employee under the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company views the continued employment of Employee for the duration contemplated herein to be an essential component of the future success of the merged business; and

         WHEREAS, the Company, through it's merger with ElkCorp, is a successor to Elcor Corporation with respect to the June 1, 2001 Executive Officer Change in Control Agreement ("CIC Agreement") entered into by and between Elcor Corporation and Employee; and

         WHEREAS, the Company and Employee agree that this Employment Agreement supersedes and replaces the terms and conditions of the CIC Agreement except as expressly stated in this Agreement, and the CIC Agreement shall be null and void; and

         WHEREAS, this Employment Agreement provides for a term of employment that extends beyond the term of the CIC Agreement; and

         WHEREAS, in exchange for Employee's execution of this Agreement, Company shall provide Employee with continued employment under the terms and conditions set forth in this Agreement and shall provide Employee with access to confidential and proprietary Company information; and

         WHEREAS, Employee's execution of the Agreement Regarding
Confidentiality and Competition attached as Exhibit A and the Agreement to Arbitrate Employment Disputes attached as Exhibit B is a condition precedent to the effectiveness of this Agreement; and

         NOW, THEREFORE, in consideration of the above-stated premises, the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CIC Agreement. The Company and Employee agree that the CIC Agreement shall be null and void except as expressly set forth in this Employment Agreement and that the Employment Agreement fully supersedes and


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replaces the CIC Agreement except as expressly set forth herein. Further, the
Company agrees to indemnify and hold harmless Employee from and against any claim, cause of action, liability or other damage arising out of or relating to any claim by the Internal Revenue Service that this Employment Agreement, including the indemnification obligation set forth in this Paragraph 1, results in payments or distributions to Employee by the Company to or for the benefit of Employee that would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties incurred by Employee with respect to such excise tax.

         2. Employment. During the term of this Agreement, the Company shall employ Employee and Employee agrees to be employed by the Company as its Senior Vice President - Chief Technology Officer, subject to the terms and conditions set forth in this Agreement.

         3. Term Of Agreement. The term of this Agreement shall commence on the date Employee executes this Agreement and shall continue until the close of business on June 30, 2010, unless earlier terminated as provided in Paragraph 11 (the "Term of Employment").

         4. Duties. During the Term of Employment, Employee shall report to the President and Chief Executive Officer of the Company. Employee shall be based in Dallas, Texas and shall perform his duties primarily in Dallas, Texas and at such other locations, for travel and meetings, as may be reasonably requested by the Company in the normal course of business. The Employee shall fulfill all the reasonable management and leadership duties of the senior managerial position of Senior Vice President - Chief Technology Officer and shall be responsible generally for: (i) developing, driving, and overseeing the growth, integration and strategic initiatives in the technology area for the residential roofing business, including achievement of objectives pursuant to the Synergy Plan; (ii) providing strategic advice to senior management regarding the foregoing; (iii) contributing to the strategic direction of the residential roofing business by identifying the role of specific technologies to drive increased competitiveness, developing the talent of residential roofing research and development managerial personnel; and (iv) performing other duties as may be requested of him which befit an individual of Employee's position, skills, credentials, and experience. The Employee agrees to devote all his business energy, attention, skill and working time as reasonably expected for an employee of his personnel grade and level to performing his duties and to promoting the Company's interests and he shall at all times perform his duties and obligations loyally, conscientiously and to the best of his abilities in a professional and workmanlike manner and according to the highest standards of the industry. Should Richard Nowak's employment cease during Employee's Term of Employment, Employee shall report to the CEO/President for the balance of Employee's Term of Employment.

         5. Compensation. As compensation for the services rendered by the Employee during the Term of Employment, the Company agrees to pay to the Employee, and the Employee agrees to accept, a fixed base salary of $275,000.00 per annum, payable in accordance with the Company's normal payroll practices. On July 1 of each year during the Term, Employee shall receive a salary increase equal to 3% of his annual base salary at that time.

         6. Sign-On Bonus: The Company shall pay Employee a sign on bonus equal to $300,000.00 (subject to normal payroll practices), payable 30 days after his execution of this Employment Agreement.

         7. Interim Stay Bonuses: On the first payroll period after June 30, 2008, Employee shall receive a one-time payment of $250,000.00 (subject to normal payroll practices) in exchange for remaining an employee through said date. On the first payroll period after June 30, 2009, Employee will be entitled to an additional one-time payment of $250,000.00, (subject to normal payroll practices) in exchange for remaining an employee through June 30, 2009. On the first payroll period after June 30, 2010, Employee will be entitled to an additional one-time payment of $100,000.00, (subject to normal payroll practices) in exchange for remaining an employee through June 30, 2010.

         8. Discretionary Bonus. Employee shall be eligible for a discretionary bonus payable on or about June 30, 2008 in the amount of $250,000.00, provided all objectives set forth in the Synergy Plan are achieved. Employee shall not be eligible for any other bonuses (e.g., EIC Bonus) for performance during the period between now and June 30, 2008, except as expressly set forth in this Agreement.

         9. Long Term Incentive Units. Upon Employee's execution of this Agreement, the Company shall grant Employee 3,000 long term incentive units pursuant to the 2001 BMCA Long Term Incentive Plan, as amended. 25% of these 3,000 units shall vest on June 30, 2008, 25% of such 3,000 units will vest on June 30, 2009, and the remaining 50% shall vest on June 30, 2010. Except as expressly set forth in this Paragraph 9, Employee's rights and obligations regarding these units shall be governed by the applicable Long Term Incentive Plan.

         10. Benefits. Employee's benefits shall be the same benefits as would otherwise be required under the CIC Agreement.

         11. Termination Of Employment. The Employee's employment pursuant to this Agreement shall automatically be terminated upon the "Death" or "Disability" (as defined in the CIC Agreement) of the Employee and shall be immediately terminated at any time by the Company for "Cause" (as defined in the CIC Agreement). If Employee's employment is terminated as provided in this Paragraph 11, the Company shall have no further liability or obligation to Employee under this Agreement except as expressly stated in this Employment Agreement.

         12.      Severance Pay.

         (a) During the Term of Employment, if the Company terminates Employee's employment for reasons other than those set forth in Paragraph 11 of this Agreement, the Company shall continue to pay Employee his base salary (as set forth in Paragraph 5) for the period remaining in the Term of Employment. Employee shall also be entitled to payment of Severance Pay under paragraph 12(c). During the Term of Employment, if the Company terminates Employee's employment for the reasons set forth in Paragraph 11, then the Company shall have no obligation to continue to pay Employee his base salary (as set forth in Paragraph 5) or other payments, benefits or consideration under this Employment

Agreement for the period remaining in the Term of Employment, but Employee shall be entitled to payment of Severance Pay under paragraph 12(c).

         (b) If Employee voluntarily terminates his employment with the Company during the Term of Employment, then beginning on the date of such termination of employment, Employee shall not be entitled to any continuing salary payments, benefits or other payments whatsoever under this Agreement, except for eligibility for COBRA continuation coverage as governed by the Consolidated Omnibus Budget Reconciliation Act.

         (c) During the Term of Employment, if the Company terminates Employee's employment for any reason, including death, disability, or for cause, he shall receive severance pay as follows:

            (i) For the period commencing the date of execution of Employment Agreement to June 30, 2008: Employee shall receive severance pay equal to $550,000.00 representing 2 times his current annual base compensation excluding bonuses if his employment is terminated for any reason other than voluntary resignation during this period.

            (ii) For the period July 1, 2008 through June 30, 2009: Employee shall receive $283,250.00 representing 1 times his then current annual compensation excluding bonuses if his employment is terminated for any reason other than voluntary resignation during this period.

            (iii) After July 1, 2009, Employee shall no longer be eligible for any severance pay or severance benefits.

The severance payments set forth in this Paragraph 12(c) shall be in lieu of the Normal Severance Pay and Enhanced Severance Pay otherwise provided in GAFMC's Severance Pay Plan for Full-Time Salaried Employees. Employee's receipt of severance pay as set forth in this Paragraph 12(c) shall be subject to Employee's execution (without revocation) of the Company's standard Separation Agreement and General Release and subject to GAFMC's Severance Pay Plan for Full-Time Salaried Employees in all other respects, including execution of a general release in the form provided by the Company.

         (d) The severance pay provisions set forth in this Paragraph 12 fully supersede any other agreements or understandings regarding severance pay and except as expressly set forth in this Agreement, Employee shall not be entitled to any other severance or post-termination pay.

         13. General Release. In consideration for the payments, benefits, and other consideration provided for herein, Employee, on behalf of himself, his heirs, executors, administrators, successors and assigns, hereby forever releases and discharges GAFMC, ElkCorp, its and their respective parent companies, successors, assigns, subsidiaries, affiliates, directors, officers, shareholders, representatives, attorneys, insurers, agents and employees (hereinafter "Releasees") from any and all causes of action, claims, losses, damages, costs and/or expenses (including attorney's fees) and/or other liabilities (collectively, "Liabilities"), known or unknown, asserted or unasserted, which Employee has or may have, from the beginning of time to the date of the execution of this Agreement, including, but not limited to, Liabilities arising under the laws, regulations, or ordinances of any and all countries, including the United States and any and all states or localities prohibiting discrimination in employment on the basis of sex, sexual orientation, race, age, religion, national origin, mental or physical disability, or any other form of unlawful discrimination, including but not limited to, Title VII of The Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Family and Medical Leave Act; the Americans with Disabilities Act; any accrued benefit under any other GAFMC employee welfare benefit plan as that term is defined by Section 3(1) of the Employment Retirement Income Security Act; any provision of the Constitution of the United States, the States of New Jersey and Texas, or any other state or country; any provision of any other law, common or statutory, of the United States, New Jersey, Texas or any other state or country, including New Jersey's Law Against Discrimination ("LAD") and New Jersey's Conscientious Employee Protection Act ("CEPA") and Texas' Labor Code and/or the Texas Human Rights Act; any contract of employment, expressed or implied; as well as any and all claims alleging wrongful termination, or any other tortious or wrongful conduct or omission, in any way relating to or arising out of Employee's hiring by GAFMC, his employment with GAFMC or his separation of employment. Excepted from this release is any claim or right which cannot be waived by law, including claims arising after the effective date of this Agreement. The Parties intend Employee's release as set forth in this Paragraph 13 to be general and comprehensive in nature and to release all claims and potential claims by Employee to the maximum extent permitted by law.

         14. Confidentiality and Non-Competition. Employee will sign the Company's Agreement Regarding Confidentiality and Competition under which, among other things, he agrees not to compete with the Company and its affiliates in the roofing business by accepting employment with or providing consulting services to any manufacturer that competes with the Company or any of its affiliates during the Term of Employment and for a two-year period commencing July 1, 2010 through June 30, 2012, in consideration of which the Company shall pay Employee $100,000.00 at the rate of $4,166.67 per month. Employee's execution of the Company's Agreement Regarding Confidentiality and Competition is a condition precedent to the effectiveness of this Employment Agreement.

         15. Consulting Agreement. The Company agrees to enter a Consulting Agreement with Employee after the expiration of the Term of this Employment Agreement on the terms and conditions generally outlined herein:

                        (i) From July 1, 2010 through June 30, 2012 (the "Consulting Term"), Employee would provide consulting services to Company, provided that both Employee and the Company would have the right to terminate the Consulting Term at any time, for any reason upon not less than 90 days prior written notice to the other party.

                        (ii) During the Consulting Term, Employee would not be required to travel outside the city limits of Dallas, Texas without reasonable prior notice and Employee's prior consent, and would be available to provide consulting services including continuing to assist in integration issues, ensuring the smooth and orderly transition on his duties and responsibilities to his successor, develop and mentor his successor, consult on other matters regarding the continued growth and


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



                        development of the business. During the Consulting Term, Employee would be reimbursed for all reasonable business expenses incurred in connection with performing his consulting services.

                        (iii) Company shall pay Employee a consulting fee equal to $8,333.33 per month (for which Company will issue an IRS Form 1099).

                        (iv) The Company shall use its standard Consulting Agreement.

         16. Entire Agreement. This Agreement, including all attached exhibits, contains the entire agreement of the parties with respect to the subject matter hereof and Employee has not relied upon any representations or statements not set forth herein. This Agreement fully supersedes any and all prior agreements or understandings, if any, except as expressly provided in this Agreement, pertaining to Employee's employment or termination thereof. No other promise or agreement shall be binding unless in writing and signed by the Parties hereto.

         17. Assignment. This Agreement may be transferred or assigned by the Company without the prior written consent of the Employee, provided that any such assignment shall not release the Company from its obligations hereunder. The Employee acknowledges that his services are personal in nature and that this Agreement may not be transferred or assigned by Employee in whole or in part.

         18. Caption/Headings. The caption headings in this Employment Agreement are for convenience and reference only, are not intended to be a part of this Employment Agreement and shall not be construed to define, modify, alter or describe the scope or intent of any of the terms, covenants, or conditions of this Employment Agreement.

         19. Amendment Or Alteration; Governing Law; Severability. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties. This Agreement shall be governed by the internal laws of the State of New Jersey, without regard to such State's principles of conflicts of laws. The holding of any provision of this Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.




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



         20. Notices. All notices hereunder shall be in writing and shall be personally delivered or sent by reputable overnight courier, all costs prepaid, to the parties at the respective notice addresses identified below, or as such addresses may be changed in writing pursuant to this Paragraph 20.

Notice Addresses:

         GAF Materials Corporation              Matti Kiik
         1361 Alps Road                         2500 Springwood Lane
         Building 2                             Richardson, TX 75082
         Wayne, NJ  07470
         Attn: Robert Tafaro
         President and CEO

         21. Disputes. Employee and the Company agree to make a diligent, good faith attempt to resolve any and all disputes that may arise over the terms of this Agreement or any other disputes that may arise between the Company and Employee relating to the Employee's hiring, employment and separation of employment, or events occurring thereafter relating to his employment. Unresolved disputes shall be subject to the Agreement to Arbitrate Disputes signed as a condition precedent to this Employment Agreement. Excepted from this Paragraph 21 are any disputes arising from a violation by Employee of his obligations pursuant to the Agreement Regarding Confidentiality and Competition or any other dispute for which the Company seeks a court injunction against Employee.

         IN WITNESS WHEREOF, the Parties have signed this Agreement on the dates set forth.

WITNESSED:                                          GAF Materials Corporation


                                                    By:      /Robert B. Tafaro/
------------------------------------                   -------------------------
                                                    Name:    Robert Tafaro
                                                    Title:   President and CEO


Date:                                               Date:    August 13, 2007
     -------------------------------                     ------------------


WITNESSED:
/Deanna Kaye Orr/                                            /Matti Kiik/
-------------------------                              -------------------------
                                                             Matti Kiik


Date:    August 9, 2007                             Date:    August 9, 2007
     -------------------------------                     ------------------







                                       7
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                                    EXHIBIT A


                         AGREEMENT TO ARBITRATE DISPUTES


I recognize that certain events may ultimately lead to my leaving GAF Materials Corporation, ElkCorp and/or its and their respective subsidiaries or affiliates (collectively the "Company") and, at that time, disputes may arise between the Company and me relating to my hiring, employment or separation of employment by the Company or events occurring thereafter relating to my employment. I understand and agree that by entering into this Agreement to Arbitrate Disputes ("Agreement"), I anticipate gaining the benefits of a speedy, simple, and impartial dispute resolution procedure. The mutual promises by the Company and me to arbitrate, rather than to litigate claims, and my employment or continued employment by the Company pursuant to the August 2007 Employment Agreement are consideration for this Agreement.

CLAIMS COVERED BY THIS AGREEMENT
--------------------------------

The Company and I mutually agree to the resolution, by final and binding arbitration, of all claims relating to my employment by the Company that the Company may have against me, or that I may have against the Company and/or its shareholders, officers, directors, employees or agents, following the termination of my employment. Such claims include, without limitation, claims for wages or salary, severance or other compensation; claims for breach of any contract or covenant (express or implied); claims for violation of any whistle-blower protections, claims under New Jersey's Conscientious Employee Protection Act ("CEPA"); tort claims; claims for any type of discrimination (race, gender, sexual harassment, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except where any employee benefit or pension plan specifies a different procedure for resolving claims); and claims for violation of any federal statute (Age Discrimination in Employment Act, the Americans with Disabilities Act, Civil Rights Act of 1964, Civil Rights Act of 1991, Employee Retirement Income Security Act of 1974, Family Medical Leave Act of 1993, Older Worker Benefit Protection Act, Pregnancy Discrimination Act of 1978)), state, or other governmental law, statute, regulation, or ordinance, claims under New Jersey's Law Against Discrimination, Texas' Labor Code and/or the Texas Human Rights Act (collectively referred to as "Claims"); but excluding claims for worker's compensation, unemployment benefits, claims which are filed with any state and/or federal agencies, or lawsuits seeking requests for injunctive or equitable relief in connection with the enforcement of any agreements between the Company and me which seek to prohibit me from disclosing the Company's confidential or proprietary information and/or prohibit me from competing with the Company or to compel arbitration of the Claims.

ARBITRATION PROCEDURES
----------------------

Written notice of any Claims must be given no later than the applicable statute of limitations for the cause of action alleged. Written notice to the Company


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shall be sent to the Company's General Counsel in Wayne, New Jersey. Written
notice to the Employee shall be sent to his last known address.

The Company and I agree that any arbitration shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") in effect at the time of the hearing (a current copy of those rules is available through the Law Department). The arbitration shall be before one neutral arbitrator selected from the Regional Employment Dispute Resolution Roster. The arbitration shall take place in the city nearest to my last place of employment with the Company.

All fees and expenses of the arbitrator shall be borne by the Company. The arbitrator shall determine my rights and obligations and those of the Company according to the applicable substantive laws. Notwithstanding the foregoing, in rendering the award, the arbitrator will have no authority to award punitive damages in excess of Twenty-Five Thousand ($25,000) Dollars unless such a limitation is prohibited by applicable law. The Company and I shall each bear the expenses of our own counsel, experts, witnesses, preparation, and presentation of proofs, unless otherwise awarded by the arbitrator; however, any such award shall not exceed Twenty-Five Thousand ($25,000) Dollars unless such a limitation is prohibited by applicable law. Judgment on the award rendered in arbitration may be entered in any court having jurisdiction.

KNOWING AND VOLUNTARY WAIVER OF RIGHTS
--------------------------------------

BY SIGNING THIS AGREEMENT, I UNDERSTAND THAT CERTAIN EVENTS MAY LEAD TO MY LEAVING THE COMPANY AND THAT I AM WAIVING MY RIGHTS TO COMMENCE THEREAFTER A LAWSUIT IN ANY COURT REGARDING ANY CLAIMS WHICH I MAY HAVE AGAINST THE COMPANY AND/OR ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS RELATING TO MY EMPLOYMENT BY THE COMPANY. I HAVE THE RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. ANY QUESTIONS REGARDING THIS AGREEMENT SHOULD BE DIRECTED TO THE COMPANY'S LAW DEPARTMENT.




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GENERAL
-------

The provisions of this Agreement are severable, the invalidity or unenforceability of any provision shall not affect application of any other provision. When possible, consistent with the purpose of this Agreement, any invalid provision of this Agreement may be reformed, and as reformed, enforced.

This Agreement can be revoked or modified only by written agreement signed by me and the Company.

The construction, interpretation and performance of this Agreement shall be governed by the laws of the state where I am employed and any action to enforce any rights hereunder may only be commenced and prosecuted in a court of competent jurisdiction in that state.

This Agreement supersedes all prior agreements dealing with any of the subject matter of this Agreement.

 /Matti Kiik/                                /Robert B. Tafaro/
--------------------------------            -------------------------------
Matti Kiik                                  GAF Materials Corporation

  August 9, 2007                            Robert Tafaro
-----------------------------------         -------------------------------
Date                                        Print Name

                                            President and CEO
                                            -------------------------------
                                            Title

                                            August 13, 2007
                                            -------------------------------
                                            Date

















                                       10
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                                    EXHIBIT B

               AGREEMENT REGARDING CONFIDENTIALITY AND COMPETITION

         In consideration of my employment pursuant to the August 2007 Employment Agreement and my access to and receipt of Confidential Information as described below, or such other good and valuable consideration by GAF Materials Corporation, ElkCorp, GAF-ELK Corporation and its and their respective subsidiaries and affiliates (collectively "GAFMC"), I agree to the terms and conditions in this Agreement.

         1. Confidential Information. I will not, without GAFMC's prior written permission, directly or indirectly utilize for any purpose other than performance of my employment duties to GAFMC, or disclose to anyone outside of GAFMC, either during or after my employment with GAFMC, any information provided to or obtained by me in the course of my employment with GAFMC, trade secrets or other confidential information of GAFMC, or any information received by GAFMC in confidence from or about third parties, as long as such matters remain trade secrets or confidential. Trade secrets and other confidential information shall include any information or material which is not generally known to the public, and which (a) is generated or collected by or utilized in the operations of GAFMC and relates to the actual or anticipated business or research or development of GAFMC or GAFMC's actual or prospective vendors, customers or clients; or (b) is suggested by or results from any task assigned to me by GAFMC or work performed by me for or on behalf of GAFMC or any customer or client of GAFMC. Confidential information shall not be considered generally known to the public if revealed improperly to the public by me or others without GAFMC's express written consent and/or in violation of an obligation of confidentiality to GAFMC. Examples of confidential information include, but are not limited to, customer and supplier identification and contacts, business relationships, contract provisions, pricing, margins, business plans, marketing plans, financial data, business and customer strategies, techniques, technical know-how, formulae, research, development, technological and production information, processes, designs, architecture, prototypes, models, software, solutions, discussion guides, personal or performance information about employees, research and development, patent applications and plans or proposals related to the foregoing. The confidentiality obligations herein shall not prohibit me from divulging confidential information or trade secrets by order of court or agency of competent jurisdiction or as required by law; however, I shall promptly inform GAFMC of any such situations and shall take reasonable steps to prevent disclosure of confidential information or trade secrets until GAFMC has been informed of such required disclosure and has had a reasonable opportunity to seek a protective order.

         2. Non-Competition. GAFMC does not intend to interfere with any former employee's employment opportunities unless there is a conflict with GAFMC's legitimate business interests. In order to help protect those interests, during the Term of Employment set forth in the Employment Agreement by and between me and GAFMC and for twenty-four (24) months (the "Restricted Period") after the expiration of such Term of Employment, I agree not to become engaged, directly or indirectly, as an employee, consultant, or otherwise for any Competitive Organization in any management, executive, sales and marketing, research and development or operations position. I may accept such an engagement with a Competitive Organization if: (i) it is diversified and has well-established, pre-existing, separate and distinct divisions, (ii) I am involved only in that


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



part of the business which is not a Competitive Organization, and (iii) prior to my accepting such an engagement, in any capacity, the Competitive Organization provides GAFMC with written assurances, satisfactory to GAFMC, that I will not, and the Competitive Organization will not cause me to, render services directly or indirectly in connection with any Competitive Product. The running of the Restricted Period shall be stopped or tolled for any period of time following the termination of my GAFMC employment during which I compete with GAFMC in violation of this paragraph 2.

          (ii) "Competitive Product" means: any product(s) or service(s) offered by GAFMC at the time my employment relationship terminates or with which I had substantial involvement at any time during the twenty-four (24) months immediately preceding my last day of employment by GAFMC; and

         (iii)"Competitive Organization" means: any person(s), organization(s),or entity(ies)which is/are a distributor, manufacturer or formulator of a Competitive Product.

         3. Conduct Regarding GAFMC Employees. For twelve (12) months after termination, I will not, directly or indirectly, attempt to hire, engage the services of, or employ in any manner any person who is then an GAFMC executive, management, sales and marketing, operations, engineering, or research and development employee.

         4. Assignment of Developments. I hereby assign to GAFMC my entire right, title and interest in any idea, formula, invention, discovery, design, drawing, process, method, technique, device, improvement, computer program and related documentation, technical and non-technical data, work of authorship and patent and patent applications (all hereinafter called "Developments"), which I may solely or jointly conceive, write or acquire in whole or in part during the period I am employed by GAFMC, and for six (6) months thereafter, which relate in any way to the actual or anticipated business or technology or research or development of GAFMC for which I had access or responsibility during my employment at GAFMC, or which are suggested by or result from any task assigned to me or work performed by me for or on behalf of GAFMC, whether or not such Developments are made, conceived, written or acquired during normal hours of work or using GAFMC's facilities, and whether or not such Developments are patentable, copyrightable or susceptible to other forms of protection. This assignment does not apply to any Development for which no equipment, supplies, facilities or trade secret, proprietary or confidential information of GAF was used, and which was developed entirely on my own time unless (a) the development relates (i) to the actual or anticipated business of GAFMC, for which I had access or responsibility during my employment at GAFMC, or (ii) to GAFMC's actual or demonstrably anticipated research or development, for which I had access or responsibility during my employment at GAFMC or (b) the Development results from any work performed by me for GAFMC. I agree all rights in any Developments created during my employment at GAFMC belong to GAFMC.

         5. Remedies. Any breach or threatened breach of this Agreement will irreparably injure GAFMC, and money damages will not be an adequate remedy. Accordingly, GAFMC may obtain and enforce an injunction prohibiting me from violating or threatening to violate this Agreement. This is not GAFMC's only remedy, it is in addition to any other remedy available.

         6. Choice of Law and Forum: Submission to Jurisdiction. The construction, interpretation and performance of this Agreement shall be governed by, and in accordance with, the laws of the State of New Jersey, and any action or proceeding arising from or related to this Agreement shall be commenced, prosecuted and maintained only in the State of New Jersey. I hereby consent to the personal jurisdiction of the state and federal courts located in New Jersey with respect to all actions and proceedings of the type described in the immediately preceding sentence.

         7. Advice. I have the right to consult an attorney before signing this Agreement.

         8. General. Each of the provisions of this Agreement shall be binding on me after my employment terminates, regardless of the reason(s) for termination.

         This Agreement supersedes all prior agreements dealing with any of the subject matter of this Agreement and can be revoked or modified only by a written agreement signed by me and GAFMC.

         The provisions of this agreement are severable, and the invalidity or unenforceability of any provision shall not affect application of any other provision. When possible, consistent with the purpose of this Agreement, any invalid provision of this Agreement may be reformed, and as reformed, enforced.

         GAFMC may assign its rights under this Agreement.

 /Matti Kiik/                                     /Robert B. Tafaro/
--------------------------------                  ------------------------------
Matti Kiik                                        GAF Materials Corporation


  August 9, 2007                                  By:  Robert Tafaro
-----------------------------                        ---------------------------
Date
                                                  President and CEO
                                                  ------------------------------
                                                  Title:

                                                  August 13, 2007
                                                  ------------------------------
                                                  Date







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